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                                                                       EXHIBIT i

                               CONSENT OF COUNSEL

                         AIM INVESTMENT SECURITIES FUNDS
                         -------------------------------

         We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM High Yield Fund II and the Class A Shares of AIM Limited Maturity Treasury Fund and in the Statement of Additional Information for the Institutional Class of AIM Limited Maturity Treasury Fund, both of which are included in Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-39519) and Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5686) on Form N-1A of AIM Investment Securities Funds.


                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                    --------------------------------------------
                                        Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
October 5, 1999